EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


(dollars in thousands, except share data)                      For the Three                      For the Nine
                                                               Months Ended                       Months Ended
                                                               September 30,                     September 30,
                                                           2000             1999              2000           1999
                                                       -------------    -------------      ------------   ------------
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                   $2,882           $2,758            $8,444         $7,937

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                6,518,187        6,763,341         6,532,434      6,872,698
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
       BASIC EARNINGS PER SHARE                               $0.44            $0.41             $1.29          $1.15
======================================================================================================================



DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                   $2,882           $2,758            $8,444         $7,937

AVERAGE SHARES OUTSTANDING:
Weighted average Common Shares outstanding                6,518,187        6,763,341         6,532,434      6,872,698
Net effect of the assumed exercise of stock options
     based on the treasury stock method                      64,956          213,993            84,112        184,288
----------------------------------------------------------------------------------------------------------------------
          Total                                           6,583,143        6,977,334         6,616,546      7,056,986
----------------------------------------------------------------------------------------------------------------------

======================================================================================================================
       DILUTED EARNINGS PER SHARE                             $0.44            $0.40             $1.28          $1.13
======================================================================================================================



* Adjusted for 10% stock dividend issued March 14, 2000 and a 10% stock dividend issued June 15, 1999.